Exhibit 32(i)

Arrow Electronics, Inc.
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(“Section 906”)

In connection with the Quarterly Report on Form 10-Q of Arrow Electronics, Inc. (the “company”) for the period ended April 1, 2005 (the “Report”), I, William E. Mitchell, President and Chief Executive Officer of the company, certify, pursuant to the requirements of Section 906, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: April 29, 2005	By:	/s/ William E. Mitchell
William E. Mitchell
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Arrow Electronics, Inc. and will be retained by Arrow Electronics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.